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              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (Dollars In Thousands Except Per Unit Amounts)

FOR THE THREE MONTHS ENDED SEPTEMBER 30,                              2004              2003
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Weighted-average number of limited partners' units on
     which limited partners' net income per unit is based:
Basic                                                              196,854,142       187,812,720

Add: Incremental units under common unit option plan                    82,644            99,665
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Assuming dilution                                                  196,936,786       187,912,385
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Income Before Cumulative Effect of a Change in Accounting         $    217,342      $    174,176
     Principle
Add: Cumulative effect adjustment from change in accounting
     for asset retirement obligations                                                  -                 -
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Net Income                                                        $    217,342      $    174,176
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Calculation of Limited Partners' interest in Net Income:
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Income Before Cumulative Effect of a Change in Accounting
     Principle                                                   $    217,342      $    174,176
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Less: General Partner's interest                                     (100,320)          (82,727)
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Limited Partner's interest                                            117,022            91,449
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Add: Limited Partner's interest in Change in Accounting
     Principle                                                               -                 -
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Limited Partners' interest in Net Income                          $    117,022       $    91,449
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Earnings per limited partner unit:
Limited Partners' Income Before Cumulative
     Effect of a Change in Accounting Principle per unit:
Basic                                                             $      .59          $      .49
Diluted                                                           $      .59          $      .49
Limited Partners' Cumulative Effect of a
     Change in Accounting Principle per unit:
Basic                                                             $        -          $        -
Diluted                                                           $        -          $        -
Limited Partners' Net Income per unit:
Basic                                                             $      .59          $      .49
Diluted                                                           $      .59          $      .49


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FOR THE NINE MONTHS ENDED SEPTEMBER 30,                               2004              2003
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Weighted-average number of limited partners' units on
     which limited partners' net income per unit is based:
Basic                                                              195,111,572       184,285,026

Add:  Incremental units under common unit option plan                   84,299           114,788
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Assuming dilution                                                  195,195,871       184,399,814
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Income Before Cumulative Effect of a Change in Accounting         $    604,314      $    510,146
     Principle
Add: Cumulative effect adjustment from change in accounting
     for asset retirement obligations                                        -             3,465
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Net Income                                                        $    604,314      $    513,611
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Calculation of Limited Partners' interest in Net Income:
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Income Before Cumulative Effect of a Change in Accounting
     Principle                                                    $    604,314      $    510,146
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Less: General Partner's interest                                      (287,851)         (239,682)
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Limited Partner's interest                                             316,463           270,464
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Add:  Limited Partner's interest in Change in Accounting
     Principle                                                               -             3,430
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Limited Partners' interest in Net Income                          $    316,463      $    273,894
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Earnings per limited partner unit:
Limited Partners' Income Before Cumulative Effect of
     a Change in Accounting Principle per unit:
Basic                                                            $      1.62         $      1.47
Diluted                                                          $      1.62         $      1.47
Limited Partners' Cumulative Effect of a Change in
     Accounting Principle per unit:
Basic                                                            $         -         $       .02
Diluted                                                          $         -         $       .02
Limited Partners' Net Income per unit:
Basic                                                            $      1.62         $      1.49
Diluted                                                          $      1.62         $      1.49
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